Exhibit 99.1

RetailMeNot Announces Fourth Quarter & Fiscal Year 2014 Financial Results

•	Fourth Quarter Net Revenues Increased 11% Over the Prior Year Period

•	Fourth Quarter Net Income Rose 1% Over the Prior Year Period

•	Fourth Quarter GAAP EPS of $0.26; non-GAAP EPS of $0.43

•	Fourth Quarter Adjusted EBITDA Grew 17% Over the Prior Year Period

AUSTIN, Texas, February 10, 2015 — RetailMeNot, Inc. (NASDAQ:SALE), the operator of the world’s largest marketplace for digital offers, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2014.

Fourth Quarter Financial Results Highlights and Key Operating Metrics

(All comparisons are made to the fourth quarter of 2013 unless otherwise noted)

•	Net revenues increased 11% to $87.4 million.

•	Mobile net revenues increased 90% to $22.2 million, representing 25% of total net revenues. Mobile net revenues include net revenues from our mobile websites, mobile applications and our in-store product.

•	Net revenues from international markets increased 7% to $17.5 million, representing 20% of total net revenues.

•	GAAP net income was $14.0 million, reflecting an increase of 1%, compared to $13.8 million.

•	Non-GAAP net income was $23.6 million, reflecting an increase of 15%, compared to $20.6 million.

•	EPS was $0.26 per share, based on 55.0 million fully-diluted, weighted-average shares outstanding.

•	Non-GAAP EPS was $0.43 per share, based on 55.0 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $36.1 million, up 17% and representing 41% of total net revenues.

•	Total visits grew 23% to 226.2 million.

•	Monthly mobile unique visitors grew 78% totaling 21.2 million.

Full Year 2014 Financial Results Highlights and Key Operating Metrics

(All comparisons are made to the full year of 2013 unless otherwise noted)

•	Net revenues increased 26% to $264.7 million.

•	Mobile net revenues increased 102% to $53.8 million, representing 20% of total net revenues.

•	Net revenues from international markets increased 34% to $57.8 million, representing 22% of total net revenues.

•	GAAP net income was $27.0 million, reflecting a decline of 14%, compared to $31.5 million.

•	Non-GAAP net income was $56.9 million, reflecting an increase of 11%, compared to $51.1 million.

•	EPS was $0.49 per share, based on 55.3 million fully-diluted, weighted-average shares outstanding.

•	Non-GAAP EPS was $1.03 per share, based on 55.3 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $93.9 million, up 15% and representing 35% of total net revenues.

•	Total visits grew 24% to 697.1 million.

•	Global subscribers to email grew 105%, totaling 35.1 million.

“I’m pleased that in 2014 we were able to deliver strong revenue growth and cash flow, reflecting the value of our marketplace to both consumers and retailers,” said Cotter Cunningham, CEO and founder, RetailMeNot, Inc. “In 2015, we are investing in our highest growth areas, such as mobile and in-store, which we believe are the future drivers of our business.”

In a separate release today, RetailMeNot, Inc. also announced its Board of Directors has approved a share repurchase program. For more information, please see RetailMeNot’s press release titled “RetailMeNot, Inc. Announces $100 Million Stock Repurchase Program”.

Business Outlook

Our outlook reflects a continued consumer preference for mobile devices as the majority of visit growth is coming from acceleration in lower monetizing mobile visits. We are making important investments in our sales organization and mobile focused product initiatives, which we believe will increase the rate of growth of our overall business in the second half of the year.

As such, we are providing the following guidance for its first quarter and fiscal 2015:

First Quarter 2015

•	Net revenues are expected to be in the range of $57.0 to $60.0 million, or a decline of 5% at the mid-point.

•	Adjusted EBITDA is expected to be in the range of $14.0 to $16.0 million, or adjusted EBITDA margins of 26% at the mid-point.

Full Year 2015

•	Net revenues are expected to be in the range of $275 to $285 million, or growth of 6% at the mid-point.

•	Adjusted EBITDA is expected to be in the range of $92 to $100 million, or adjusted EBITDA margins of 34% at the mid-point.

The above statements are based on current expectations and actual results may differ materially as explained in “Forward-looking Statements” below. Information about RetailMeNot’s use of non-GAAP financial measures is provided below under the caption “Use of Non-GAAP Financial Measures”.

Quarterly Conference Call

RetailMeNot will host a webcast to discuss its fourth quarter and fiscal 2014 financial results and 2015 business outlook today at 7:00 a.m Central Time (8:00 a.m. Eastern Time).

A live webcast of the conference call can be accessed within the investor relations section of the RetailMeNot website at http://investor.retailmenot.com/events.cfm?Year=. This webcast will contain forward-looking statements and other material information regarding the company’s financial and operating results. Additionally, in advance of the conference call, RetailMeNot will post fourth quarter 2014 Management Commentary that can be accessed at http://investor.retailmenot.com.

Following completion of the call, a recorded replay of the webcast will be available on the website at http://investor.retailmenot.com. A replay of the call will be available beginning at 10:00 a.m. Central Time on February 10 through February 17, 2015 at 10:59 p.m. Central Time. To listen to the telephone replay, call (855) 859-2056 within the US, or (404) 537-3406 if calling internationally. Access Code 56287460.

About RetailMeNot, Inc.

RetailMeNot, Inc. (http://www.retailmenot.com/corp/) operates the world’s largest marketplace for digital offers. The company enables consumers across the globe to find hundreds of thousands of digital offers from their favorite retailers and brands. During the 12 months ended December 31, 2014, RetailMeNot, Inc. experienced nearly 700 million visits to its websites, and during the three months ended December 31, 2014, monthly mobile unique visitors totaled 21.2 million. In 2014, RetailMeNot, Inc. estimates $4.4 billion in paid retailer sales were attributable to consumer traffic from digital offers in its marketplace. The RetailMeNot, Inc. portfolio includes RetailMeNot.com, the largest digital offer marketplace in the United States; RetailMeNot.ca in Canada; VoucherCodes.co.uk, the largest digital offers marketplace in the United Kingdom;Deals.com in Germany; Actiepagina.nl, a leading digital offers site in the Netherlands; Bons-de-Reduction.com and Ma-Reduc.com, leading digital offers sites in France; Poulpeo.com, a leading digital offers site with cash back in France; andDeals2Buy.com, a digital offers site in North America. RetailMeNot, Inc. is listed on the NASDAQ stock exchange under the ticker symbol “SALE.” Investors interested in learning more about the company can visit http://investor.retailmenot.com.

Key Operating Metrics

Visits. RetailMeNot defines a visit as a group of interactions that take place on one of RetailMeNot’s websites from computers, smartphones, tablets or other mobile devices within a given time frame as measured by Google Analytics, a product that provides digital marketing intelligence. A single visit can contain multiple page views, events, social interactions and e-commerce transactions. A single visitor can open multiple visits. Visits can occur on the same day, or over several days, weeks or months. As soon as one visit ends, there is then an opportunity to start a new visit. A visit ends either through the passage of time or a campaign change, with a campaign generally meaning arrival via search engine, referring site or campaign-tagged information. A visit ends through passage of time either after 30 minutes of inactivity or at midnight Pacific Time. A visit ends through a campaign change if a visitor arrives via one campaign or source, leaves the site, and then returns via another campaign or source. Visits for the period do not include interactions through our mobile applications.

Monthly Mobile Unique Visitors. RetailMeNot counts each of the following as a monthly mobile unique visitor: (i) the first time a specific mobile device accesses one of our mobile applications during a calendar month, and (ii) the first time a specific mobile device accesses one of our mobile websites using a specific web browser during a calendar month. If a mobile device accesses more than one of our mobile websites or mobile applications in a single calendar month, the first access to each such mobile website or mobile application is counted as a monthly mobile unique visitor as they are tracked separately for each mobile domain. We measure monthly mobile unique visitors with a combination of internal data sources and Google Analytics data.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, all of which are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided in this release below.

RetailMeNot defines adjusted EBITDA as net income plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including net foreign exchange gains and losses) and income taxes.

RetailMeNot discloses adjusted EBITDA because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes it also facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our presentation of non-GAAP net income and non-GAAP net income per share excludes the impact of amortization of purchased intangible assets, stock-based compensation expense, third party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions) and income taxes, net of the tax effect of the adjustments above. These measures are not key metrics used by RetailMeNot or its board of directors to measure financial or operating performance or otherwise manage the business. However, RetailMeNot provides non-GAAP net income and non-GAAP net income per share as supplemental information for investors, as they facilitate period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in these non-GAAP financial measures and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share alongside other financial performance measures, including various cash flow metrics, net income and RetailMeNot’s other GAAP results.

Forward-looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues and financial performance, visits, monthly mobile unique visitors, e-mail subscribers, other consumer engagement metrics and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (1) RetailMeNot’s ability to attract visitors to its websites from search engines; (2) RetailMeNot’s ability to monetize digital offers available through its mobile solutions; (3) RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; (4) risks related to RetailMeNot’s ability to manage its growth, including accurately planning and forecasting its financial results; (5) RetailMeNot’s ability to obtain and maintain digital offer content and maintain the positive perception of its brand; (6) the competitive environment for RetailMeNot’s business; (7) changes in consumer sentiment regarding

RetailMeNot’s use of cookies; (8) RetailMeNot’s need to manage regulatory, tax and litigation risks, including regulations imposing sales tax on e-commerce or m-commerce; (9) RetailMeNot’s ability to protect consumer data and its intellectual property; (10) RetailMeNot’s ability to manage international business uncertainties; (11) the impact and integration of recent and future acquisitions; and (12) other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K filed with the SEC on February 18, 2014 and its most recent quarterly report on Form 10-Q filed with the SEC on November 6, 2014. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact

Michael Magaro

RetailMeNot, Inc.

mmagaro@rmn.com

(512) 777-2899

Media Contact

Brian Hoyt

RetailMeNot, Inc.

bhoyt@rmn.com

(512) 777-2957

– RMNSALE-F –

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net revenues	$87,437	$78,524	$264,683	$209,836
Costs and expenses:
Cost of net revenues (1)	4,941	4,314	18,617	13,049
Product development (1)	11,886	9,463	47,882	30,566
Sales and marketing (1)	30,497	29,329	90,062	70,303
General and administrative (1)	11,790	8,664	42,343	28,583
Amortization of purchased intangible assets	2,683	3,408	12,243	12,081
Other operating expenses	855	1,226	4,065	2,525

Total costs and expenses	62,652	56,404	215,212	157,107

Income from operations	24,785	22,120	49,471	52,729
Other income (expense):
Interest expense, net	(582)	(570)	(1,981)	(2,980)
Other income (expense), net	(128)	221	(1,102)	672

Income before income taxes	24,075	21,771	46,388	50,421
Provision for income taxes	(10,039)	(7,932)	(19,423)	(18,891)

Net income	14,036	13,839	26,965	31,530

Preferred stock dividends on participating preferred stock	—	—	—	(19,928)

Total undistributed earnings (loss)	14,036	13,839	26,965	11,602
Undistributed earnings allocated to participating preferred stock	—	—	—	(5,998)

Net income (loss) attributable to common stockholders	14,036	13,839	26,965	5,604

Net income (loss) per share attributable to common stockholders:
Basic	$0.26	$0.27	$0.50	$0.24

Diluted	$0.26	$0.26	$0.49	$0.23

Weighted average number of shares used in computing net income (loss) per share:
Basic	54,160	50,879	53,792	23,074

Diluted	55,041	53,368	55,311	25,742

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations (continued)

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
(1) Includes stock-based compensation as follows:
Cost of net revenues	$541	$255	$1,848	$704
Product development	2,130	778	7,289	2,419
Sales and marketing	1,528	830	5,547	2,398
General and administrative	2,611	1,576	9,834	4,986

Total	$6,810	$3,439	$24,518	$10,507

RetailMeNot, Inc.

Reconciliation of Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income	$14,036	$13,839	$26,965	$31,530
Depreciation and amortization	3,587	4,036	15,746	14,112
Stock-based compensation expense	6,810	3,439	24,518	10,507
Third party acquisition-related costs	100	142	100	1,447
Other operating expenses	855	1,226	4,065	2,525
Interest expense, net	582	570	1,981	2,980
Other income (expense), net	128	(221)	1,102	(672)
Provision for income taxes	10,039	7,932	19,423	18,891

Adjusted EBITDA	$36,137	$30,963	$93,900	$81,320

RetailMeNot, Inc.

Reconciliation of Non-GAAP Net Income and Non-GAAP Diluted EPS

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
GAAP Income before income taxes	24,075	21,771	46,388	50,421
GAAP provision for income taxes	(10,039)	(7,932)	(19,423)	(18,891)

GAAP Net income	$14,036	$13,839	$26,965	$31,530
Non-GAAP adjustments to net income:
Amortization of purchased intangibles	2,683	3,408	12,243	12,082
Stock-based compensation expense	6,810	3,439	24,518	10,507
Third party acquisition-related costs	100	142	100	1,447
Other operating expenses	855	1,226	4,065	2,525
Other income (expense), net	—
Less: Tax effect of adjustments above	(906)	(1,496)	(11,037)	(6,953)

Total non-GAAP net income	$23,578	$20,558	$56,854	$51,138

Diluted net income per share
GAAP	$0.26	$0.26	$0.49	$0.23

Non-GAAP	$0.43	$0.39	$1.03	$1.01

Shares used in non-GAAP diluted EPS calculation:
Weighed-average shares outstanding used in calculating GAAP diluted EPS	55,041	53,368	55,311	25,742
Additional dilutive securities for non-GAAP diluted EPS	—	—	—	—
Weighted-average shares from assumed conversion of preferred stock prior to IPO	—	—	—	24,692

Weighted-average shares outstanding used in calculating non-GAAP diluted EPS	55,041	53,368	55,311	50,434

Reconciliation of non-GAAP effective tax rate:
GAAP Effective tax rate	42%	36%	42%	37%
Tax effect of non-GAAP adjustments to net income	-10%	-5%	-7%	-4%

Non-GAAP effective tax rate	32%	31%	35%	34%

RetailMeNot, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	Dec. 31, 2014	Dec. 31. 2013
Assets
Current assets:
Cash and cash equivalents	$244,482	$165,881
Accounts receivable, net	69,603	59,286
Prepaids and other current assets, net	14,930	10,661

Total current assets	329,015	235,828
Property and equipment, net	16,949	10,317
Intangible assets, net	70,819	80,813
Goodwill	176,927	179,659
Other assets, net	5,394	5,465

Total assets	$599,104	$512,082

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,482	$6,217
Accrued compensation and benefits	12,138	9,875
Accrued expenses and other current liabilities	6,110	5,586
Income taxes payable	9,032	4,835
Current maturities of long term debt	10,000	15,063

Total current liabilities	42,762	41,576
Deferred tax liability—noncurrent	3,404	8,796
Long term debt	40,000	26,250
Other noncurrent liabilities	8,183	4,151

Total liabilities	94,349	80,773
Stockholders’ equity (deficit):
Common stock	54	53
Additional paid-In capital	517,421	467,461
Accumulated other comprehensive loss	(1,942)	1,538
Accumulated deficit	(10,778)	(37,743)

Total stockholders’ equity (deficit)	504,755	431,309

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)	$599,104	$512,082

RetailMeNot, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$14,036	$13,839	$26,965	$31,530
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization expense	3,587	4,036	15,746	14,112
Stock based compensation expense	6,810	3,439	24,518	10,507
Excess income tax benefit from employee stock-based awards and other	(188)	(741)	(12,192)	(2,028)
Deferred income tax benefit	(1,373)	25	(4,169)	(2,828)
Non-cash interest expense	313	96	603	996
Amortization of deferred compensation	768	1,226	3,978	2,527
Other non-cash expense and fair value change in liabilities, net	69	155	1,011	91
Provision for doubtful accounts receivable	1,352	38	3,319	180
Changes in operating assets and liabilities:
Accounts receivable, net	(29,097)	(28,070)	(14,540)	(25,747)
Prepaid expenses and other current assets, net	(3,320)	(4,150)	(2,904)	(5,873)
Accounts payable	1,592	2,556	857	1,209
Accrued expenses and other current liabilities	13,512	6,697	15,757	9,966
Other noncurrent assets and liabilities	1,770	(2,582)	2,446	(3,112)

Net cash provided by (used in) operating activities	9,831	(3,436)	61,395	31,530
Cash flows from investing activities:
Payments for acquisition of businesses, net of acquired cash	—	(12,213)	(75)	(28,613)
Purchase of other assets	(90)	(945)	(3,476)	(1,796)
Purchase of property and equipment	(2,644)	(2,327)	(9,498)	(6,487)

Net cash used in investing activities	(2,734)	(15,485)	(13,049)	(36,896)
Cash flows from financing activities:
Proceeds from notes payable, net of issuance costs	49,150	—	49,150	33,069
Payments on notes payable	(28,000)	(1,750)	(41,273)	(38,925)
Proceeds from issuance of preferred stock, net of issuance costs	—	—	—	—
Payments for repurchase of preferred stock	—	—	—	—
Payments of preferred stock dividends	—	—	—	(58,682)
Proceeds from public offerings, net of offering costs	2	49,107	(59)	134,472
Excess income tax benefit from stock-based compensation and other	188	741	12,192	2,028
Payments of principal on capital lease arrangements	(6)	(3)	(13)	(11)
Payments for repurchase of common stock	(1)	—	(7)	—
Proceeds from exercise of options and warrants to purchase common stock	827	101	11,454	1,753

Net cash provided by (used in) financing activities	22,160	48,196	31,444	73,704
Effect of exchange rate changes on cash	(469)	198	(1,189)	401

Change in cash and cash equivalents	28,788	29,473	78,601	68,739
Cash and cash equivalents, beginning of period	215,694	136,408	165,881	97,142

Cash and cash equivalents, end of period	$244,482	$165,881	$244,482	$165,881